Exhibit 21.1

SVB Financial Group Annual Report on Form 10-K

Exhibit 21.1—Subsidiaries of SVB Financial Group

SVB Financial Group owns outstanding voting securities or partnership interests in the following corporations and partnerships, which are included in SVB Financial Group’s consolidated financial statements:

Name	Ownership Interest	Jurisdiction of Incorporation
Silicon Valley Bank	100.0%	California
SVB Capital Trust II	100.0	Delaware
SVB Strategic Investors, LLC	100.0	California
SVB Strategic Investors Fund, L.P.	12.6	California
Silicon Valley BancVentures, Inc.	100.0	California
Silicon Valley BancVentures, L.P.	10.7	California
Gold Hill Venture Lending Partners 03, LLC	90.7	California
SVB Alliant	100.0	California
SVB Strategic Investors II, LLC	100.0	Delaware
SVB Strategic Investors Fund II, L.P.	8.6	Delaware
SVB Strategic Investors III, LLC	100.0	Delaware
SVB Strategic Investors Fund III, L.P.	6.5	Delaware
Partners for Growth, L.P.	50.0	Delaware
SVB Qualified Investors Fund, LLC	7.2	California
SVB Qualified Investors Fund II, LLC	4.9	Delaware
SVB Capital Partners II, LLC	100.0	Delaware
SVB Capital Partners II, L.P.	0.5	Delaware
Silicon Valley Bancshares Cayman Islands	100.0	Cayman Islands
SVB Business Partners (Shanghai) Co. Ltd.	100.0	China
SVB Alliant Europe, Ltd.	100.0	United Kingdom
SVB Global Financial, Inc.	100.0	Delaware
SVB India Capital Partners I, L.P.	15.0	Cayman Islands
SVB Analytics, Inc.	100.0%	Delaware

Silicon Valley Bank owns 100% of the outstanding voting securities of the following corporations, which are included in SVB Financial Group’s consolidated financial statements:

Name	Jurisdiction of Incorporation
SVB Asset Management, Inc.	California
SVB Securities, Inc.	California
Real Estate Investment Trust	Maryland

SVB Global Financial, Inc. owns 100% of the outstanding voting securities of the following corporation, which is included in SVB Financial Group’s consolidated financial statements:

Name	Jurisdiction of Incorporation
SVB Europe Advisors Limited	United Kingdom
SVB India Advisors, Private Limited	India

SVB Analytics owns 65% of the outstanding voting securities of the following corporation, which is included in SVB Financial Group’s consolidated financial statements:

Name	Jurisdiction of Incorporation
eProsper, Inc.	Delaware

SVB Strategic Investors Fund II, L.P. owns 99.5% of the partnership interest in the following partnership, which is included in SVB Financial Group’s consolidated financial statements:

Name	Jurisdiction of Incorporation
SVB Capital Partners II, L.P.	Delaware